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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [x] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              JUNO LIGHTING, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         Common Stock, $.01 par value, of Juno Lighting, Inc.
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     (2) Aggregate number of securities to which transaction applies:

         Not applicable.
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         Not applicable.
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     (4) Proposed maximum aggregate value of transaction:  Not applicable.
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     (5) Total fee paid:  Not applicable.
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:  Not applicable.
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     (2) Form, schedule or registration statement no.:  Not applicable.
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     (3) Filing party:  Not applicable.
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     (4) Date filed:  Not applicable.
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

                                   JUNO LOGO

                           TIME IS SHORT, VOTE TODAY

DEAR FELLOW STOCKHOLDER:                                           June 22, 1999

                     VOTE "FOR" JUNO'S PROPOSED MERGER WITH
                               FREMONT INVESTORS

     On Tuesday, June 29th, 1999, a special stockholders meeting of Juno will be held to consider and approve the merger with Fremont Investors and related matters. YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" JUNO'S MERGER WITH FREMONT INVESTORS. WE STRONGLY BELIEVE THIS MERGER IS IN THE BEST INTERESTS OF ALL JUNO STOCKHOLDERS. PLEASE SIGN, DATE AND MAIL THE PROXY CARD TODAY IN THE ENCLOSED, POSTAGE PAID ENVELOPE. REMEMBER, NOT VOTING IS THE SAME AS VOTING "AGAINST". WE STRONGLY URGE YOU TO VOTE "FOR" THE MERGER BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD.

              ISS RECOMMENDS SHAREHOLDERS SUPPORT PROPOSED MERGER

     WE'RE PLEASED TO REPORT THAT ON JUNE 21, 1999, INSTITUTIONAL SHAREHOLDER SERVICES (ISS) -- THE NATION'S LEADING INDEPENDENT INSTITUTIONAL SHAREHOLDER ADVISORY FIRM -- HAS ALSO RECOMMENDED THAT STOCKHOLDERS VOTE "FOR" JUNO'S PROPOSED MERGER WITH FREMONT INVESTORS. ISS' INDEPENDENT ANALYSIS IS WELL-RESPECTED BY BOTH LARGE AND SMALL STOCKHOLDERS, AND ISS' REPORT IS CLEAR AND UNBIASED EVIDENCE THAT JUNO STOCKHOLDERS SHOULD SUPPORT JUNO'S PROPOSED MERGER.

     In its detailed analysis, the 26-page ISS report, issued on June 21, 1999, reached the following conclusions:*

     "We believe management conducted an exhaustive search for a suitable merger partner at the highest price possible. We seriously doubt that there is a superior bid that has yet to be uncovered or that has been deterred by the presence of Fremont's breakup fee. The market has, in effect, spoken. . . . In our judgment, the transaction presented is sound; it provides value to shareholders. We therefore conclude that the merger should be supported. We recommend a vote FOR the merger agreement."

     Remember, if you do not vote "FOR" the transaction, this opportunity to maximize the value of your investment in Juno will be lost. There is no guarantee that an alternative transaction will emerge at the same value or that your shares will continue to trade at their current level.

                             BENEFITS OF THE MERGER

     FACT: SIGNIFICANT PREMIUM. The $25 price represents a premium of 22% to Juno's closing price the day of the announcement.

     FACT: CHOICE OF CASH OR STOCK. You will receive either $25 in cash or one share of Juno common stock, subject to proration. If you elect to receive cash, you will receive cash for at least 87.1% of your shares and possibly for all, and the remainder will be in new Juno stock, valued by William Blair & Co. LLC, an independent, nationally-recognized investment bank, at $25 per share.

     FACT: AVOIDS GOODWILL CHARGES. By structuring the transaction as a recapitalization with certain of Juno's shares remaining outstanding, your Company avoids substantial goodwill charges.

* Permission to use this quotation has neither been sought nor received.

     FACT: COMPREHENSIVE AND ORDERLY YEAR-LONG AUCTION PROCESS. After engaging in a comprehensive and orderly auction process in which two investment banking firms identified and contacted 78 strategic and financial buyers, your Board believes that the Fremont merger maximizes value for all shareholders.

     REMEMBER, NO OTHER BIDDER IN THIS PROCESS WAS WILLING TO ENTER INTO A TRANSACTION WITH A PER SHARE PRICE EQUAL TO OR BETTER THAN THE FREMONT MERGER CONSIDERATION.

              WITHOUT THE FACTS ON ITS SIDE, LENS HAS RESORTED TO
                            RHETORIC AND DISTORTIONS

     LENS IS ATTEMPTING TO DERAIL THE MERGER: Lens' arguments are without merit. Take a closer look at the facts:

-------------------------------------------------------------------------------------------------
                LENS' DISTORTION:                                    FACT:
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
     1)   Juno conducted a "secret, selective       1)   As we have clearly demonstrated, we
          process."                                      conducted a comprehensive, orderly
                                                         process through which we contacted
                                                         78 potential buyers (45 strategic
                                                         and 33 financial). When challenged
                                                         to provide your Board with the
                                                         names of any additional potential
                                                         buyers, Lens failed to do so.
     2)   Stock incentive plan serves the           2)   Fremont -- not
          interests of management at the                 management -- insisted on having
          expense of stockholders.                       the plan, which is customary in
                                                         recapitalization transactions, to
                                                         ensure that the value of Juno will
                                                         be maximized going forward by
                                                         aligning the interests of employees
                                                         with shareholders. Fremont and Juno
                                                         have agreed to amend the plan to
                                                         prohibit the repricing of options.
     3)   The "timing is bad" to sell the           3)   The stock market is close to an
          company.                                       all-time high, interest rates are
                                                         low and the economy is strong. How
                                                         much better could the timing be?
     4)   The price is too low.                     4)   The $25 price represents a premium
                                                         of approximately 22% to Juno's
                                                         closing price on announcement day.
                                                         Stockholders can elect to receive
                                                         either $25 in cash (for at least
                                                         87.1% of your shares) or one share
                                                         of common stock.
                                                         Despite widespread publicity since
                                                         the merger was announced on March
                                                         26, 1999, no third
                                                         party -- financial or
                                                         strategic -- has made an inquiry or
                                                         proposal regarding an acquisition
                                                         of Juno.
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

     LENS' MISLEADING "ALTERNATIVE" IS FLAWED: Lens' "alternative" is not a real alternative at all, and there is no assurance it will ever be consummated. In its report, ISS described the Lens alternative as "unrealistic and unlikely to ever coalesce." Consider the following:

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          LENS' SO-CALLED "ALTERNATIVE"                    LENS' FLAWED LOGIC
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
      Lens has proposed that Juno                 - No reasonable individual would sell
      repurchase approximately 45% of its           shares back to Juno for $25 if, as
      outstanding stock at $25 per share to         Lens wants you to believe,
      be followed by a possible public              stockholders would get a higher per
      auction of Juno at a sales price in           share price in a sale of Juno
      excess of $25 per share for the               following the buyback.
      remaining stock, with no guarantee          - The merger involves all outstanding
      that a buyer would surface.                   Juno shares and provides an
                                                    immediate $25 per share for at
                                                    least 87.1% of stock in cash, with
                                                    the remainder in stock valued at
                                                    $25 per share; Lens' alternative
                                                    would give $25 per share for 45% of
                                                    stock in a buyback.
                                                  - A buyback would discourage other
                                                    companies from buying Juno in a
                                                    stock transaction because it would
                                                    prevent most pooling-of-interest
                                                    transactions.
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

              WE URGE YOU TO REJECT LENS' DISTORTION OF THE FACTS.

     YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" JUNO'S MERGER WITH FREMONT INVESTORS. We strongly believe this merger is in the best interests of all Juno stockholders. Please sign, date and mail the proxy card today in the enclosed, postage paid envelope. Remember, your vote is important and time is of the essence, so please act today.

                                          Sincerely,
                                          /s/ ROBERT S. FREMONT
                                          ROBERT S. FREMONT
                                          Chairman of the Board and
                                          Chief Executive Officer

                                   IMPORTANT

     If your shares are held in "street name," immediately instruct your broker or the person responsible for your account to sign a WHITE proxy card (or voting instruction form) on your behalf. You should also sign, date and mail your WHITE proxy card (or form) immediately upon receipt from your broker or bank, using the postage-paid envelope provided. Please do so for each account you maintain. If you have further questions or need assistance, please call:

                             D.F. KING & CO., INC.
                                77 Water Street
                               New York, NY 10005
                          CALL TOLL FREE 800-578-5378.

     THIS SOLICITATION RELATES SOLELY TO THE SOLICITATION OF PROXIES WITH RESPECT TO THE JUNE 29, 1999 MEETING. A PROXY STATEMENT/ PROSPECTUS RELATING TO THE SHARES OF JUNO COMMON STOCK TO BE ISSUED IN THE MERGER HAS BEEN MAILED TO JUNO STOCKHOLDERS. THE RECOMMENDATION BY YOUR BOARD THAT YOU APPROVE THE MERGER IS NOT A RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD ELECT TO RECEIVE SHARES OF JUNO COMMON STOCK IN THE MERGER.

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                TWO ADDITIONAL WAYS TO VOTE                                        JUNO LIGHTING LOGO
                     VOTE BY TELEPHONE                                              VOTE BY INTERNET
          IT'S FAST, CONVENIENT, AND YOUR VOTE IS                        IT'S FAST, CONVENIENT, AND YOUR VOTE IS
                        IMMEDIATELY                                                    IMMEDIATELY
                   CONFIRMED AND POSTED.                                          CONFIRMED AND POSTED.
                 USING A TOUCH-TONE PHONE                                           WWW.PROXYVOTE.COM
       CALL THE TOLL-FREE NUMBER SHOWN ON THE VOTING
                     INSTRUCTION FORM                                        JUST FOLLOW THESE 4 EASY STEPS:
               JUST FOLLOW THE 4 EASY STEPS:                           1. READ THE ACCOMPANYING PROXY MATERIAL AND
                                                                                         VOTING
        1. READ THE ACCOMPANYING PROXY MATERIAL AND                                 INSTRUCTION FORM.
                 VOTING INSTRUCTION FORM.
                                                                              2. GO TO WEBSITE WWW.VOTE.COM
     2. CALL THE TOLL-FREE NUMBER SHOWN ON YOUR VOTING
                     INSTRUCTION FORM.                              3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON
                                                                                          YOUR
     3. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON                           VOTING INSTRUCTION FORM.
               YOUR VOTING INSTRUCTION FORM.
                                                                       4. FOLLOW THE SIMPLE RECORDED INSTRUCTION.
        4. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.
                  YOUR VOTE IS IMPORTANT!                                        YOUR VOTE IS IMPORTANT!
                    CALL 24 HOURS A DAY                                          GO TO WWW.PROXYVOTE.COM
                                                                                AVAILABLE 24 HOURS A DAY
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

      DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET